UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2017

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 30, 2017, Fidelity & Guaranty Life (“FGL”; NYSE: FGL), a former majority owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), filed a Current Report on Form 8-K with the Securities and Exchange Commission which announced the completion of FGL’s merger with CF Corporation and its related entities (collectively, the “CF Entities”) pursuant to its previously disclosed Agreement and Plan of Merger (the “FGL Merger Agreement”). Pursuant to the FGL Merger Agreement, except for certain shares specified in the FGL Merger Agreement, each issued and outstanding share of common stock of FGL was automatically cancelled and converted into the right to receive $31.10 in cash, without interest. Accordingly, CF Corporation is acquiring FGL for a total of approximately $1.835 billion in cash, plus the assumption of $405 million of existing debt. HRG will receive approximately $1.462 billion in connection with the closing of the merger. For more information, interested parties should read FGL’s announcements and public filings regarding the foregoing.

In addition, on November 30, 2017, Front Street Re (Delaware) Ltd. (“Front Street”), a wholly owned subsidiary of HRG, sold to the CF Entities all of the issued and outstanding shares of Front Street Re Cayman Ltd. and Front Street Re Ltd. pursuant to a previously disclosed Share Purchase Agreement. The purchase price for the sale was $65.0 million, subject to reduction for customary transaction expenses. In addition, $6.5 million of the purchase price was deposited in escrow for a period of 15 months to support any indemnification claims that might be made (if any) against Front Street by the CF Entities.

Finally, as previously disclosed, on May 24, 2017, HRG, FS Holdco II Ltd. (“FS Holdco”) and the CF Entities entered into an agreement (the “338 Agreement”) pursuant to which the CF Entities agreed that FS Holdco may, at its option, cause the relevant CF Entity and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the FGL Merger and the deemed share purchases of FGL’s subsidiaries (the “338 Tax Election”). Pursuant to the 338 Agreement, if FS Holdco elects to make the 338 Tax Election, FS Holdco and/or CF Corporation will be required to make a payment for the election to the other. More specifically, FS Holdco will be required to pay CF Corporation $30.0 million, plus the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax costs that are attributable to such election exceed $6.0 million, and CF Corporation will be required to pay FS Holdco the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax savings that are attributable to such election exceed $6.0 million. Pursuant to the 338 Agreement, FS Holdco may elect to exercise the 338 Tax Election at any time until 10 business days after final calculation of such incremental tax costs or savings, as the case may be, and it currently expects to exercise such election within such period. If FS Holdco exercises the 338 Tax Election, as of September 30, 2017, HRG expects to receive an estimated $9.6 million net payment from CF Corporation. Nonetheless, there can be no assurance that FS Holdco will make the election and/or that HRG will receive the expected benefits of such election. In addition, the estimated payment described herein is preliminary as of September 30, 2017 and subject to change, and HRG does not undertake any obligation to update such estimate.

Forward Looking Statements:

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements 338 Tax Election or anticipated benefits therefrom. Neither HRG nor any of its affiliates intends to disclose any developments with respect to the foregoing until such time that it determines otherwise in its sole discretion or as required by applicable law. Forward-looking statements also include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries. Factors that could cause actual results, events and developments to differ include, without limitation: that the review of strategic alternatives at HRG will result in a transaction, or if a transaction is undertaken, as to its terms or timing; whether HRG determines to exercise the 338 Tax Election and realizes the expected benefits from such election; the ability of HRG’s subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the boards of HRG’s subsidiaries to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits and the timetable for completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations; taxes; and the risks identified under the caption “Risk Factors” in HRG’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Neither HRG nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, Chief Operating Officer, General Counsel & Corporate Secretary

Dated: November 30, 2017